Exhibit 99.4

FULTON FINANCIAL
CORPORATION
FOR IMMEDIATE RELEASE        Media Contact: Laura Wakeley (717) 291-2616
Investor Contact: Jason Weber (717) 327-2394

Fulton Financial Announces Termination of
Consent Orders for The Columbia Bank

(January 15, 2019) - Lancaster, PA - Fulton Financial Corporation (NASDAQ: FULT) today announced that the Commissioner of Financial Regulation for the State of Maryland and the FDIC have terminated the Consent Orders those agencies issued on December 23 and December 24, 2014, respectively, to the Corporation’s bank subsidiary, The Columbia Bank.

These orders were originally issued for deficiencies in the Bank Secrecy Act and Anti-Money Laundering (“BSA/AML”) compliance program at that bank. Today’s announcement follows the company’s statements, released October 30, 2017, and August 9, 2018, that various regulatory agencies had terminated similar orders at four of the Corporation’s other banking subsidiaries.

"We are pleased that we continue to receive independent acknowledgement by our regulators of the progress we have made in strengthening our BSA/AML compliance programs,” said E. Philip Wenger, Fulton Financial’s Chairman and CEO. “We are confident that we are progressing toward achieving a similar resolution of the BSA/AML enforcement action that remains in place at our Lafayette Ambassador Bank subsidiary and the holding company. Once that order is terminated, we can fully pursue our strategic priority of consolidating our subsidiary banks into our flagship bank, Fulton Bank, N.A.”

Fulton Financial Corporation, a $20 billion Lancaster, Pa.-based financial holding company, has approximately 3,700 team members and operates more than 225 branches in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through four subsidiary banks.

Additional information on Fulton Financial Corporation can be found at www.fult.com.

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